EX-99.a
                                                              Form 10-K for 1997
                                                                 File No. 1-8610






                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                ------------------

                                    FORM 11-K

                                  ANNUAL REPORT

                                ------------------


                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                 For the fiscal year ended December 31, 1997


                        Commission File Number l-8610


                              ---------------------

                                SBC SAVINGS PLAN

                              ---------------------



                             SBC COMMUNICATIONS INC.


                   175 E. Houston, San Antonio, Texas 78205

          Financial Statements, Supplemental Schedules and Exhibits

                              Table of Contents
                                                                            Page


Report of Independent Auditors...............................................  1

Financial Statements:

      Statement of Net Assets Available for Plan Benefits as of
      December 31, 1997......................................................  2

      Statement of Net Assets Available for Plan Benefits as of
      December 31, 1996......................................................  4

      Statement of Changes in Net Assets Available for Plan Benefits for the
      Year Ended December 31, 1997...........................................  6

      Statement of Changes in Net Assets Available for Plan Benefits for the
      Year Ended December 31, 1996...........................................  8

      Notes to Financial Statements.......................................... 10

Supplemental Schedules:

      Item 27a - Schedule of Assets Held for Investment Purposes............. 14

      Item 27d - Schedule of Reportable Transactions......................... 16

Exhibits:

      23.b  Consent of Ernst & Young LLP

                      REPORT OF INDEPENDENT AUDITORS


Benefit Plan Committee of the
   SBC Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


San Antonio, Texas
June 19, 1998

                                            SBC SAVINGS PLAN
                           STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1997
                                          (Dollars in Thousands)


                          Employee
                            Stock     SBC        Diversified Interest   Asset    Global
                         Ownership   Shares  Bond   Equity   Income   Allocation Equity   Loan
                            Plan     Fund    Fund  Portfolio  Fund      Fund     Fund     Fund    Total
                           -------  -------  ------  -------- -------  -------  ------  -------   -------
ASSETS

Investments:
SBC common shares:
  Allocated              $ 488,259 $     - $     - $       - $     - $      - $     - $      -  $ 488,259
  Unallocated              231,694       -       -         -       -        -       -        -    231,694
  Other                         -  682,750       -         -       -        -       -        -    682,750
Barclays Global
  Investors Government/
  Corporate Bond Index Fund F   -        -   36,626        -       -        -       -        -     36,626
Barclays Global
  Investors Equity
  Index Fund F                  -        -       -   469,666       -        -       -        -    469,666
Contracts with insurance
  companies and other
  financial institutions        -        -       -         -  224,452       -       -        -    224,452
Barclays Global Investors
  U.S. Tactical Asset
  Allocation Fund F             -        -       -         -       -   30,653       -        -     30,653
Barclays Global Investors
  U.S. Equity Market Fund F     -        -       -         -       -        -   50,326       -     50,326
Barclays Global Investors
  EAFE Equity Index Fund E      -        -       -         -       -        -   13,005       -     13,005
Loans to plan participants      -        -       -         -       -        -       -   80,927     80,927
Temporary cash
  investments               8,956   17,590      11       142  25,008        9      19        3     51,738
                           -------  -------  ------  -------- -------  -------  ------  -------   -------
    Total Investments     728,909  700,340  36,637   469,808 249,460   30,662  63,350   80,930  2,360,096
                           -------  -------  ------  -------- -------  -------  ------  -------   -------

Contributions receivable:
  Employer                  1,065        -       -         -       -        -       -        -      1,065
                           -------  -------  ------  -------- -------  -------  ------  -------   -------

   Total Contributions
   Receivable               1,065        -       -         -       -        -       -        -      1,065
                           -------  -------  ------  -------- -------  -------  ------  -------   -------



                                         SBC SAVINGS PLAN
                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                         DECEMBER 31, 1997
                                       (Dollars in Thousands)


                      Employee
                        Stock     SBC        Diversified  Interest  Asset    Global
                      Ownership  Shares  Bond   Equity    Income Allocation  Equity  Loan
                        Plan     Fund    Fund  Portfolio   Fund    Fund      Fund    Fund      Total
                       -------- ------- ------  --------  ------  --------  ------  ------    --------
  (Continued)

Dividends and
  interest receivable      44       88       -         4       10         -       -       -         146
Transfers receivable
  from other
  funds and plans           -    1,971       -         -       -        189      -       30       2,190
Receivable for
  investments sold          -        -     661     1,442        -         -     559       -       2,662
                      -------- -------  ------  --------   ------  --------  ------  ------   --------
  Total Assets        730,018  702,399  37,298   471,254  249,470    30,851  63,909  80,960   2,366,159
                      -------- -------  ------  --------   ------  --------  ------  ------   --------


LIABILITIES

Transfers payable  to
  other funds and plans     -       37     605     1,062      446         -      43       -       2,193
Payable for investments
  purchased                 -    9,571       -         -    1,362       180     500       -      11,613
Administrative expenses    27       41       3        36       19         7       8       -         141
Interest payable        4,935        -       -         -       -         -       -        -       4,935
Current portion of
  long-term debt       37,701        -       -         -        -         -       -       -      37,701
Other payables             90      305       -         -        -         -       -       -         395
Long-term debt         84,042        -       -         -        -         -       -       -      84,042
                      -------- -------  ------  --------   ------  --------  ------  ------   --------
  Total Liabilities   126,795    9,954     608     1,098    1,827       187     551       -     141,020
                      -------- -------  ------  --------   ------  --------  ------  ------   --------


Net Assets Available
 for Plan Benefits   $603,223 $692,445 $36,690  $470,156 $247,643  $ 30,664 $63,358 $80,960  $2,225,139
                       ======== =======  ======  ========  ======  ========  ======  ======   ========


See Notes to Financial Statements.


                                           SBC SAVINGS PLAN
                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           DECEMBER 31, 1996
                                        (Dollars in Thousands)


                          Employee
                           Stock     SBC         Diversified Interest  Asset    Global
                          Ownership Shares   Bond  Equity    Income Allocation  Equity  Loan
                            Plan    Fund     Fund Portfolio   Fund     Fund      Fund   Fund    Total
                           ------- ------  ------- --------  ------  -------  -------  ------  -------
ASSETS

Investments:
SBC common shares:
  Allocated              $ 315,139 $     -  $    - $      - $     - $      - $      - $     -   $ 315,139
  Unallocated              206,162       -       -        -       -        -        -       -     206,162
  Other                          - 553,531       -        -       -        -        -       -     553,531
Barclays Global
  Investors Government/
  Corporate Bond Index Fund E    -       -   32,632       -       -        -        -       -      32,632
Barclays Global
  Investors Equity
  Index Fund E                   -       -        - 312,963       -        -        -       -     312,963
Contracts with
  insurance companies and other
  financial institutions         -       -        -        - 212,053       -        -       -     212,053
Barclays Global
  Investors U.S. Tactical
  Asset Allocation Fund E        -       -        -        -       -   14,744        -       -     14,744
Barclays Global
  Investors U.S. Equity
  Market Fund E                  -       -        -        -       -        -   27,061       -     27,061
Barclays Global
  Investors EAFE Equity
  Index Fund E                   -       -        -        -       -        -    8,049       -      8,049
Loans to plan participants       -       -        -        -       -        -        -  76,885     76,885
Temporary cash
  investments                8,461   (1,438)     5       13   12,021       1        2        -     19,065
                           -------  ------  ------- --------  ------  -------  -------  ------    -------
    Total Investments      529,762  552,093 32,637  312,976  224,074  14,745   35,112   76,885  1,778,284
                           -------  ------  ------- --------  ------  -------  -------  ------    -------


Contributions
receivable:
  Participant                   -       1        -        -       -        -        -       -           1
  Employer                  1,095       -        -        -       -        -        -       -       1,095
                           -------  ------  ------- --------  ------  -------  -------  ------    -------

    Total Contributions
    Receivable              1,095       1        -        -       -        -        -       -       1,096
                           -------  ------  ------- --------  ------  -------  -------  ------    -------



                                            SBC SAVINGS PLAN
                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           DECEMBER 31, 1996
                                         (Dollars in Thousands)



                            Employee
                             Stock    SBC         Diversified  Interest  Asset   Global
                            Ownership Shares  Bond  Equity     Income Allocation Equity  Loan
                             Plan     Fund    Fund  Portfolio   Fund    Fund     Fund     Fund     Total
                            -------- ------  ------  --------  ------  -------  ------  -------    -------
(Continued)

Dividends and interest
  receivable                     39      14       1         3      13        -       2       37        109
Transfers receivable from
  other funds and plans           -       -      30       994   1,995      124     624        -      3,767
Receivable for
  investments sold                -   4,965      41         -       -        -       -        -      5,006
                            --------  ------  ------  --------  ------  -------  ------  -------   -------
  Total Assets              530,896   557,073 32,709  313,973   226,082 14,869   35,738  76,922  1,788,262
                            --------  ------  ------  --------  ------  -------  ------  -------   -------


LIABILITIES

Transfers payable to other
  funds and plans                 -   3,856       2         -      16        -       -      174      4,048
Payable for investments
  purchased                       -       -       -        61   1,102       70     509        -      1,742
Administrative expenses          32      59       6        43      29        3       5        -        177
Interest payable              6,902       -       -         -       -        -       -        -      6,902
Current portion of
  long-term debt             34,594       -       -         -       -        -       -        -     34,594
Other payables                    1       -       1         -       -        -       -        -          2
Long-term debt              111,243       -       -         -       -        -       -        -    111,243
                            --------  ------  ------  --------  ------  -------  ------  -------   -------
  Total Liabilities         152,772   3,915       9       104   1,147       73     514      174    158,708
                            --------  ------  ------  --------  ------  -------  ------  -------   -------


Net Assets Available for
  Plan Benefits           $ 378,124 $553,158 $32,700 $313,869 $224,935 $14,796  $35,224 $76,748 $1,629,554
                            ========  ======  ======  ========  ======  =======  ======  =======   =======


See Notes to Financial Statements.



                                               SBC SAVINGS PLAN
                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                           (Dollars in Thousands)


                              Employee
                               Stock    SBC        Diversified  Interest  Asset   Global
                              Ownership Shares  Bond   Equity  Income  Allocation  Equity  Loan
                               Plan     Fund    Fund  Portfolio   Fund    Fund     Fund    Fund        Total
                              -------- ------   ------  --------  ------  -------- -------  ------     -------
   Net Assets Available
     for Plan Benefits,
     December 31, 1996        $378,124 $553,158 $32,700 $313,869  $224,935 $14,796 $35,224 $76,748   $1,629,554

   Additions to Net Assets:
     Contributions and transfers:
      Participant contributions      -   28,357   1,954   25,850    9,577    1,784   5,001       -       72,523
      Employer contributions    18,876        -       -        -        -       -       -        -       18,876
      Transfers of participants'
        balances - net               -  (80,210)    748   39,407   17,394   10,500  14,804    (675)       1,968
      Forfeitures                  551        -       -        -        -        -       -       -          551
      Proceeds from debt
        refinancing             10,500        -       -        -        -        -       -       -       10,500
      Loan transfer             34,594        -       -        -        -        -       -       -       34,594
                              --------  ------   ------  --------  ------  -------- -------  ------    -------
                                64,521  (51,853)  2,702   65,257   26,971   12,284  19,805    (675)     139,012
                              --------  ------   ------  --------  ------  -------- -------  ------    -------

   Investment Income:
     Dividends on SBC
        common shares           17,685   18,140     -        -        -        -       -       -         35,825
     Other dividends                 -       -      -        -        -        -       -       -              -
     Interest                      301     751      4       35   14,769        2       6   6,664         22,532
                              --------  ------  ------  --------  ------  -------- -------  ------     -------
                               17,986   18,891      4       35   14,769        2       6   6,664         58,357
                              --------  ------  ------  --------  ------  -------- -------  ------     -------


   Net appreciation in
     value of investments     212,080   211,407 3,055  109,619        -    4,380   9,988       -        550,529
                              --------  ------  ------  --------  ------  -------- -------  ------     -------

     Total Net Additions      294,587   178,445 5,761  174,911   41,740   16,666  29,799   5,989        747,898
                              --------  ------  ------  --------  ------  -------- -------  ------     -------



                                                      SBC SAVINGS PLAN
                                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                                     (Dollars in Thousands)


                              Employee
                               Stock    SBC           Diversified Interest Asset    Global
                              Ownership Shares  Bond   Equity    Income  Allocation Equity   Loan
                               Plan     Fund    Fund  Portfolio   Fund     Fund     Fund    Fund      Total
                              --------  ------  ------  --------  ------  -------  -------  ------   -------
   (Continued)

   Deductions from Net
     Assets:
     Administrative epenses       309      498      36      400      224      68       79        -      1,614
     Forfeitures                  551       -       -         -        -       -        -        -        551
     Interest expense           9,393       -       -         -        -       -        -        -      9,393
     Loan payment-principal    34,594       -       -         -        -       -        -        -     34,594
     Refinanced long-term debt 10,500       -       -         -        -       -        -        -     10,500
     Distributions to
       participants            14,141   38,660  1,735    18,224   18,808     730    1,586    1,777     95,661
                              --------  ------  ------  --------  ------  -------  -------  ------    -------
     Total Deductions          69,488   39,158  1,771    18,624   19,032     798    1,665   1,777     152,313
                              --------  ------  ------  --------  ------  -------  -------  ------    -------


   Net Assets Available for
     Plan Benefits,
     December 31, 1997      $ 603,223 $692,445 $36,690 $470,156 $247,643 $30,664 $ 63,358 $ 80,960 $2,225,139
                              ========  ======  ======  ========  ======  =======  =======  ======   =======


   See Notes to Financial Statements.




                                                        SBC SAVINGS PLAN
                                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                             FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    (Dollars in Thousands)


                             Employee
                               Stock     SBC         Diversified Interest  Asset    Global
                             Ownership  Shares  Bond   Equity    Income  Allocation Equity  Loan
                               Plan     Fund    Fund Portfolio    Fund     Fund      Fund   Fund      Total
                              --------  ------ ------  --------  ------  -------  -------   ------    -------
   Net Assets Available
    for Plan Benefits,
    December 31, 1995       $ 422,417 $594,152 $36,400 $ 235,933 $241,708 $ 9,237 $ 14,373 $ 70,741 $1,624,961

   Additions to Net Assets:
     Contributions and
       transfers:
     Participant contributions      -   29,351   2,242    20,134   10,276   1,184    2,637        -     65,824
     Employer contributions    20,124       -        -         -        -       -        -        -     20,124
     Transfers of participants'
       balances - net               -   (5,667) (5,070)   17,707  (26,260) 3,207   15,551     1,525        993
     Forfeitures                  578        -       -         -        -       -        -        -        578
     Proceeds from debt
       refinancing             10,000        -       -         -        -       -        -        -     10,000
     Loan transfer             31,906        -       -         -        -       -        -        -     31,906
                              --------  ------  ------  --------  ------  -------  -------   ------    -------

                               62,608   23,684  (2,828)   37,841  (15,984)  4,391   18,188    1,525    129,425
                              --------  ------  ------  --------  ------  -------  -------   ------    -------

   Investment Income:
    Dividends on SBC
     common shares             17,321   18,321       -         -        -       -        -        -     35,642
    Other dividends                 -       -        -         -        -       -        -        -          -
    Interest                      292      243       5        26   13,232       2        5    6,205     20,010
                              --------  ------  ------  --------  ------  -------  -------   ------    -------
                               17,613   18,564       5        26   13,232       2        5    6,205     55,652
                              --------  ------  ------  --------  ------  -------  -------   ------    -------


   Net appreciation
     (depreciation) in
     value of investments     (55,405) (56,847)    852    55,640       -    1,488    3,865        -   (50,407)
                              --------  ------  ------  --------  ------  -------  -------   ------    -------

     Total Net Additions       24,816  (14,599) (1,971)   93,507   (2,752)  5,881   22,058    7,730    134,670
                              --------  ------  ------  --------  ------  -------  -------   ------    -------



                                                        SBC SAVINGS PLAN
                                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    (Dollars in Thousands)


                               Employee
                                 Stock    SBC          Diversified  Interest  Asset    Global
                              Ownership  Shares   Bond    Equity   Income  Allocation  Equity  Loan
                                Plan     Fund    Fund    Portfolio Fund     Fund       Fund    Fund    Total
                                -------- ------- ------  --------  ------  -------  ------- -------    -------
     (Continued)

     Deductions from Net
       Assets:
       Administrative expenses      312      584      62       421     268       42       47       -     1,736
       Forfeitures                  578        -       -         -       -        -        -       -       578
       Interest expense          13,803        -       -         -       -        -        -       -    13,803
       Loan payment-principal    31,906        -       -         -       -        -        -       -    31,906
       Refinanced long-term debt 10,000        -       -         -       -        -        -       -    10,000
       Distributions to
         participants            12,510   25,811   1,667    15,150   13,753     280    1,160   1,723    72,054
                                -------- -------  ------  --------  ------  -------  ------- -------   -------
       Total Deductions          69,109   26,395   1,729    15,571   14,021     322    1,207   1,723    130,077
                                -------- -------  ------  --------  ------  -------  ------- -------   -------


       Net Assets Available for
        Plan Benefits,
        December 31, 1996      $378,124 $553,158 $32,700  $313,869 $224,935 $14,796 $ 35,224 $76,748 $1,629,554
                               ======== =======  ======  ========  ======  =======  ======= =======    =======


See Notes to Financial Statements.




                                SBC SAVINGS PLAN
                           NOTES TO FINANCIAL STATEMENTS
                   (Dollars in Thousands, Except per Unit Amounts)


1. Plan Description - The SBC Savings Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

     During 1997 and 1996, participants could invest their contributions in the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, the Asset Allocation Fund, the Global Equity Fund or among selected funds, in 1% increments.

     In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective September 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

     The Plan prefunded the ESOP by borrowing $290.0 million through the issuance of 8.49% Guaranteed Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the ESOP Notes was reduced from 8.49% to 8.41% as a result of a change in the federal tax rate.

     On July 1, 1997 and July 1, 1996, the Plan refinanced $10.5 million and $10.0 million, respectively, of the outstanding balance of the ESOP Notes described above. The refinanced notes are payable to SBC annually at 6.95% and 7.50%, respectively, until July 2005.

     To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

     Bankers Trust Company is the Trustee for the Plan.

     Effective August 5, 1996, the valuation of the Plan funds went from a monthly valuation to a daily valuation. Concurrent with this change, income earned on the underlying investments in Barclays Global Investors (formerly BZW Barclays) investment funds are no longer reported separately but are reflected through increases in the unit values of these funds. Such increases are included in appreciation in the value of investments on the Statement of Changes in Net Assets Available for Plan Benefits.

     Effective  January 1,  1997,  dividends  on shares in the SBC  Shares  Fund
     (Fund)  were paid into a separate  fund known as a  Dividend  Fund  Account
     (DFA). The DFA fund activity and balances as of December 31, 1997 are included in the SBC Shares Fund. At the end of the year, dividends held in the DFA are paid out to the participant. Prior to the amendment, dividends paid with respect to SBC Shares in the

                             SBC SAVINGS PLAN
                       NOTES TO FINANCIAL STATEMENTS
                 (Dollars in Thousands, Except per Unit Amounts)


     Fund were reinvested in the Fund, which increased the value of the participants' units. Under the amendment, the dividends will be paid to the participant, but the participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund. During 1997, Plan participants elected to receive $10.7 million in dividend distributions. Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2.   Accounting  Policies - The values of investments are determined as follows:
     SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; Barclays Global Investors: Equity Index Funds, Government/Corporate Bond Index Funds, U.S. Tactical Asset Allocation Fund F, U.S. Equity Market Fund F and EAFE Equity Index Fund E at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

     Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

     No participant loans were in default or classified as uncollectible at December 31, 1997. No loans were renegotiated during the year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Participant Interest in the Plan - The interest of a participant in each of the funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and the value per unit for each of these funds as of December 31 were:

                                        1997                                  1996
                       ---------- ------------ -- --------   ---------- ------------ -- --------
                       Number of   Number of      Value      Number of    Number of      Value
                     Participants    Units       per Unit   Participants   Units        per Unit
                       ---------- ------------ -- --------   ---------- ------------ -- --------
ESOP                      16,249  278,103,764  $   1.7574       15,431  261,943,145  $   1.2086

SBC Shares Fund           13,163   50,741,521  $  13.6396       12,768   57,078,272  $   9.6912

Bond Fund                  2,587    3,207,692  $  11.4381        2,539    3,134,457  $  10.4322

Diversified Equity        11,271   21,485,630  $  21.8824        9,527   19,116,915  $  16.4184

Interest Income Fund       6,747   47,121,539  $   5.2554        7,018   45,557,880  $   4.9373

Asset Allocation Fund      1,843   20,004,398  $   1.5329        1,172   11,869,604  $   1.2465

Global Equity Fund         3,813   38,241,589  $   1.6568        2,391   26,393,499  $   1.3346

The total number of  participants  in the Plan was less than the sum of the number of  participants shown above because many participants were in more than one fund.

                                 SBC SAVINGS PLAN
                           NOTES TO FINANCIAL STATEMENTS
                  (Dollars in Thousands, Except per Unit Amounts)


4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1997 or 1996 were:

                                                      1997        1996
                                                   ----------  ----------
       Employee Stock Ownership Plan
       SBC common shares:
          allocated                              $   487,195 $   315,139
          unallocated                            $   232,758 $   206,162
       SBC Shares Fund
          SBC common shares                      $   682,750 $   553,531
       Diversified Equity Portfolio
          Barclays  Global  Investors  Equity
          Index Fund                             $   469,666 $   312,963


     For the years ended December 31, 1997 and 1996, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.53% and 6.00% respectively. At December 31, 1997, the fixed crediting interest rates on these contracts ranged from 4.87% to 7.85%. At December 31, 1996, the fixed crediting interest rates on these contracts ranged from 4.66% to 7.85%.

     For the year ended December 31, 1996, the Interest Income fund included an investment in a synthetic guaranteed investment contract with Cassie Des Depots et Consignations (CDC) whereby the Plan owned a bond held in trust and entered into a contract with CDC which guaranteed the return on the bond. The CDC contract matured on June 30, 1997. At December 31, 1996, the fair value of the bond and associated cash was $25,087 and the fair value of the guarantee was $2,302. The investment contract was recorded at contract value of $27,389, which approximates fair value at December 31, 1996.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note
     1). At December 31, 1997, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1998 through 2002 were $37,701, $40,024, $23,090, $4,302 and $4,616, respectively. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

                                                     1997           1996
                                                   ---------      ---------

       Carrying Amount                          $   121,743    $   145,837
                                                   =========      =========


       Fair Value                               $   126,254    $   152,785
                                                   =========      =========

     The fair values of the ESOP Notes were estimated based on quoted prices. The fair value of the refinancing notes were estimated based on discounted future case flows using current interest rates.

6. Tax Status - The Internal Revenue Service issued a determination letter on November 4, 1996, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

                                 SBC SAVINGS PLAN
                           NOTES TO FINANCIAL STATEMENTS
                  (Dollars in Thousands, Except per Unit Amounts)


7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                    1997        1996
                                                -----------  -----------
       Net assets available for plan benefit
       per the financial statements           $  2,225,139 $  1,629,554


       Less: Distribution payable to participants    1,308        2,155
                                                -----------  -----------

       Net assets available for plan benefits
       per the Form 5500                      $  2,223,831 $  1,627,399
                                                ===========  ===========


     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1997:

                                                        1997
                                                      --------
       Distributions to participants per the
       financial statements                          $  95,661

       Add: Distributions payable to participants
       at December 31, 1997                              1,308

       Less: Distributions payable to participants
       at December 31, 1996                              2,155
                                                      --------

       Distributions to participants per the
       Form 5500                                     $  94,814
                                                      ========

     Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

8. Subsequent Events - Effective July 1, 1998, the assets and liabilities of Pacific Telesis Group's (PAC), a wholly-owned subsidiary of SBC, Supplemental Retirement and Savings Plan for Salaried Employees will be transferred to the Plan. In addition, the assets attributable to the accounts of nonbargained employees of PAC in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (Leveraged ESOP) will be transferred to the Plan, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the loan agreement.

                                            SBC SAVINGS PLAN
                                      EIN 43-1301883, PLAN NO. 002

                         Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                            December 31, 1997
                                         (Dollars in Thousands)


                                            Description of                    Current
  Identity of Issue                           Investment             Cost      Value
  ------------------------------------  ------------------------   ---------  ---------
  Employee Stock Ownership Plan

   *SBC common shares:
      allocated                           # 6,665,655 shares    $   186,619 $  488,259
      unallocated                         # 3,163,052 shares         87,130    231,694
   *Bankers Trust Company                   temporary cash            8,956      8,956
                                              investment
                                                                   ---------  ---------
      Total Employee Stock Ownership Plan                           282,705    728,909
                                                                   ---------  ---------

  SBC Shares Fund

   * SBC common shares:                   # 9,320,815 shares        287,146    682,750
   * Bankers Trust Company                  temporary cash           17,590     17,590
                                              investment
                                                                   ---------  ---------
      Total SBC Shares Fund                                         304,736    700,340
                                                                   ---------  ---------

  Bond Fund

   * Barclays Global Investors              3,427,291 units          34,597     36,626
       Government/Corporate
       Bond Index Fund F
   * Bankers Trust Company                  temporary cash               11         11
                                              investment
                                                                   ---------  ---------
      Total Bond Fund                                                34,608     36,637
                                                                   ---------  ---------

  Diversified Equity Portfolio

   * Barclays Global Investors             38,256,361 units         427,171    469,666
       Equity Index Fund F
   * Bankers Trust Company                  temporary cash              142        142
                                              investment
                                                                   ---------  ---------
      Total Diversified Equity Portfolio                            427,313    469,808
                                                                   ---------  ---------

  Interest Income Fund (a)

     Metropolitan Life Insurance            7.85%, 12/31/98          19,344     19,344
       Company
     John Hancock                            4.87%-6.82%,            64,922     64,922
                                            1/02/98-1/02/01
     Principal Mutual                       6.35%, 6/29/99           33,247     33,247
     Jackson National Life                  6.93%, 12/29/00          22,623     22,623
     The Prudential Insurance Company        6.64%-6.89%,            48,053     48,053
       of America                           6/30/98-6/30/00
     Continental Assurance Company           6.01%-6.40%,            36,263     36,263
                                           7/01/99-12/31/00
                                                                   ---------  ---------
                                                                    224,452    224,452
   * Bankers Trust Company                  temporary cash           25,008     25,008
                                              investment
                                                                   ---------  ---------
      Total Interest Income Fund                                    249,460    249,460
                                                                   ---------  ---------




                                            SBC SAVINGS PLAN
                                      EIN 43-1301883, PLAN NO. 002

                         Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                           December 31, 1997
                                         (Dollars in Thousands)


                                             Description of                   Current
  Identity of Issue                            Investment            Cost      Value
  -------------------------------------  -----------------------   ---------  ---------
  Asset Allocation Fund

   * Barclays Global Investors U.S.         2,556,399 units          28,002     30,653
       Tactical Asset Allocation
       Fund F
   * Bankers Trust Company                   temporary cash               9          9
                                               investment
                                                                   ---------  ---------
       Total Asset Allocation Fund                                   28,011     30,662
                                                                   ---------  ---------

  Global Equity Fund

   * Barclays Global Investors U.S.         2,337,661 units          45,739     50,326
       Equity Market Fund F
   * Barclays Global Investors EAFE          849,879 units           12,734     13,005
       Equity Index  Fund E
   * Bankers Trust Company                   temporary cash              19         19
                                               investment
                                                                   ---------  ---------
       Total Global Equity Fund                                      58,492     63,350
                                                                   ---------  ---------

  Loan Fund

     Loans to Plan Participants               9.25%-9.50%                 -     80,927
   * Bankers Trust Company                   temporary cash               3          3
                                               investment
                                                                   ---------  ---------
       Total Loan Fund                                                    3     80,930
                                                                   ---------  ---------


      TOTAL                                                     $  1,385,328 $2,360,096
                                                                   =========  =========


    * Party-in-Interest

    # Amounts do not reflect two-for-one stock split declared in the first quarter of 1998.



   (a)Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The average interest rate earned on these investment contracts during 1997 was 6.53%.

                                                      SBC SAVINGS PLAN
                                                EIN 43-1301883, PLAN NO. 002

                                      Item 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
                                          For the year ended December 31, 1997



                                                                                                     Current
                                                                                                    Value of
                                                                                                    Asset on
                                         Description of       Purchase     Selling      Cost of    Transaction    Net Gain
       Identity of Party Involved            Assets             Price       Price        Asset         Date       or (Loss)
       ------------------------------  --------------------   ----------  ----------   ----------  ----------  -----------
       Category (iii) transactions
       ------------------------------

       Bankers Trust                   Bankers Trust       $    500,443 $         - $    500,443 $   500,443 $          -
                                        Directed Account
                                        Cash Fund

       Bankers Trust                   Bankers Trust       $          - $   469,224 $    469,224 $   469,224 $          -
                                        Directed Account
                                        Cash Fund

       Bankers Trust                   Barclays Global     $    509,365 $         - $    509,365 $   509,365 $          -
                                        Investors Equity
                                        Index Fund

       Bankers Trust                   Barclays Global     $          - $   462,281 $    308,275 $   462,281 $    154,006
                                        Investors Equity
                                        Index Fund

       Bankers Trust                   SBC Communications  $     74,978 $         - $     74,978 $    74,978 $          -
                                        Inc. Common Stock

       Bankers Trust                   SBC Communications  $          - $   172,993 $     83,064 $   172,993 $     89,929
                                        Inc. Common Stock








      There were no category (i), (ii) or (iv) transactions.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                             SBC SAVINGS PLAN

                                             By Benefit Plan Committee





                                          By  /s/ Cassandra C. Carr
                                             ------------------------
                                              Cassandra C. Carr,
                                              Chairman




Date: June 23, 1998

                                  EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
    Number

     23-a   Consent of Independent Auditors Ernst & Young LLP.

                                                                         EX-23.a
                                                              Form 11-K for 1997
                                                                 File No. l-8610




                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54309 and 333-24295) pertaining to the SBC Savings Plan of our report dated June 19, 1998, with respect to the financial statements and supplemental schedules of the SBC Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 19, 1998